EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated March 2, 2016 to the

Ivy Funds Prospectus

dated July 31, 2015

and as supplemented October 30, 2015 and January 29, 2016

The following replaces the tenth bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by” section on page 227:

•

Retirement plan accounts held in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Resource Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”), provided that, for shareholders investing through direct transfers from a Nationwide Retirement Plan or Securian Retirement Plan, such retirement plan was assigned to Waddell & Reed as the broker-dealer of record for such retirement plan at the time of transfer.

The following is inserted as a new bullet point following the final bullet point of the “Your Account — Choosing a Share Class — Class Y Shares” section on page 232:

•

clients of financial intermediaries who have self-directed brokerage accounts (that may or may not charge transaction fees to those clients), provided that such financial intermediaries have entered into an agreement with IFDI and have been approved by IFDI to offer Class Y shares within such self-directed brokerage accounts

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IVY FUNDS

Supplement dated March 2, 2016 to the

Ivy Funds Statement of Additional Information

dated July 31, 2015

and as supplemented October 30, 2015 and January 29, 2016

The following replaces the sixth full paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 135:

Shareholders holding retirement plan accounts in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Resource Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”), may purchase Class A shares at NAV, provided that, for shareholders investing through direct transfers from a Nationwide Retirement Plan or Securian Retirement Plan, such retirement plan was assigned to Waddell & Reed as the broker-dealer of record for such retirement plan at the time of transfer.

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IVY FUNDS

Supplement dated March 30, 2016 to the

Ivy Funds Prospectus

dated July 31, 2015

and as supplemented October 30, 2015, January 29, 2016 and March 2, 2016

Effective May 2, 2016, the following replaces the tables in the “Your Account — Choosing a Share Class — Calculation of Sales Charges on Class A and Class E Shares” section on pages 224-225:

Calculation of Sales Charges on Class A and Class E Shares

For all Funds except for Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	5.75%	6.10%	5.00%
$50,000 to less than $100,000	5.25	5.54	4.50
$100,000 to less than $200,000	4.75	4.99	4.00
$200,000 to less than $300,000	3.50	3.63	2.80
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

Ivy Limited-Term Bond Fund (for Class A and Class E shares)
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
Under $250,000	2.50%	2.56%	2.00%
$250,000 and over[2]	0.00	0.00	see below

Ivy Municipal Bond Fund and Ivy Municipal High Income Fund (for Class A shares only)
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	4.25%	4.44%	3.60%
$50,000 to less than $100,000	3.75	3.90	3.25
$100,000 to less than $300,000	3.25	3.36	2.75
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

[1]

Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.

[2]

No sales charge is payable at the time of purchase on investments of $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund), although for such investments the Fund will impose a contingent deferred sales charge (CDSC) of 1% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.

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IVY FUNDS

Supplement dated March 30, 2016 to the

Ivy Funds Statement of Additional Information

dated July 31, 2015

and as supplemented October 30, 2015, January 29, 2016 and March 2, 2016

Effective May 2, 2016, the following replaces the tables in the “Investment Advisory and Other Services — Sales Charges for Class A and Class E Shares” section on pages 109-110:

Each Fund except Ivy Limited-Term Bond Fund, Ivy Money Market Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	5.75%	6.10%	5.00%
$50,000 to less than $100,000	5.25	5.54	4.50
$100,000 to less than $200,000	4.75	4.99	4.00
$200,000 to less than $300,000	3.50	3.63	2.80
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

Ivy Limited-Term Bond Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
Under $250,000	2.50%	2.56%	2.00%
$250,000 and over[2]	0.00	0.00	see below

Ivy Municipal Bond Fund and Ivy Municipal High Income Fund (for Class A shares only)

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	4.25%	4.44%	3.60%
$50,000 to less than $100,000	3.75	3.90	3.25
$100,000 to less than $300,000	3.25	3.36	2.75
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

[1]

Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.

[2]

No sales charge is payable at the time of purchase on investments of $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund), although for such investments the Fund will impose a contingent deferred sales charge (CDSC) of 1% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.